Exhibit 99

Acreage Holdings Reports Fourth Quarter and Full Year 2020 Results
New York, NY - March 9, 2021 - Acreage Holdings, Inc. (“Acreage”) (CSE: ACRG.A.U, ACRG.B.U), (OTCQX: ACRHF, ACRDF) today reported financial results for the fourth quarter and full year ended December 31, 2020.
FOURTH QUARTER AND FULL YEAR FINANCIAL HIGHLIGHTS (UNAUDITED)
•Reported fourth quarter revenue of $31.5 million and full year 2020 revenue of $114.5 million, increased 50% and 55%, respectively, compared to the same periods in 2019.
•Managed entity fourth quarter revenue* of $15.7 million and full year 2020 revenue of $62.8 million, increased 41% and 73%, respectively, compared to the same periods in 2019.
•Company-owned same store sales growth* was 27%, marking the eighth consecutive quarter of double-digit same store sales improvements.
•Same store sales growth for managed entities* rose by 71% during the fourth quarter.
•Gross margin for the fourth quarter was 46.1%, a 900 basis point increase compared to the same period in 2019, and a 360 basis point increase compared to the third quarter of 2020.
•Net loss attributable to Acreage in the fourth quarter was $36.9 million, while adjusted net loss* attributable to Acreage was $9.2 million.
•Adjusted EBITDA* in the fourth quarter was a loss of $3.5 million compared to a loss of $18.3 million in the same period in 2019.
•EBITDA* for managed entities during the fourth quarter was $6.0 million compared to a loss of $2.5 million in the same period in 2019.
“I am pleased Acreage continued to improve its financial and operational fundamentals during the fourth quarter and throughout the entire year of 2020," said Peter Caldini, Chief Executive Officer of Acreage. "It is clear our refocused efforts on delivering profitability and generating long-term shareholder value are beginning to pay off. I am excited to continue this journey with an energized team that I am confident will reestablish Acreage as a leading, and profitable, MSO in the U.S. cannabis industry.”
EARNINGS CALL DETAILS
Acreage will host a conference call with management on Wednesday, March 10th at 8:30 A.M. Eastern Daylight Time. The call will be webcast and can be accessed at investors.acreageholdings.com. To listen to the live call, please go to the website at least 15 minutes early to register, download and install any necessary audio software.

ABOUT ACREAGE HOLDINGS, INC.
With its principal address in New York City, Acreage is a multi-state operator of cannabis cultivation and retailing facilities in the U.S., including the company’s national retail store brand, The Botanist. Acreage’s wide range of national and regionally available cannabis products include the award-winning The Botanist brand, the highly recognizable Tweed brand, the Prime medical brand in Pennsylvania, the Innocent edibles brand in Illinois and others. Acreage also owns Universal Hemp, LLC, a hemp subsidiary dedicated to the distribution, marketing and sale of CBD products throughout the U.S. Since its founding in 2011, Acreage has focused on building and scaling operations to create a seamless, consumer-focused, branded experience. More information is available at www.acreageholdings.com.

On June 27, 2019, Acreage implemented an arrangement under section 288 of the Business Corporations Act (British Columbia) with Canopy Growth Corporation (“Canopy Growth”), which was subsequently amended on September 23, 2020 (the “Amended Arrangement”). Pursuant to the Amended Arrangement, upon the occurrence (or waiver by Canopy Growth) of changes in federal laws in the United States to permit the general cultivation, distribution and possession of marijuana (as defined in the relevant legislation) or to remove the regulation of such activities from the federal laws of the United States (the “Triggering Event”), Canopy Growth will, subject to the satisfaction or waiver of certain closing conditions, acquire all of the issued and outstanding Class E subordinate voting shares (the “Fixed Shares”) on the basis of 0.3048 of a Canopy Growth share per Fixed Share (following the automatic conversion of the Class F multiple voting shares and subject to adjustment in accordance with the terms of the arrangement agreement entered into between Acreage and Canopy Growth on April 18, 2019, as amended on May 15, 2019 and on September 23, 2020).

In addition, Canopy Growth holds an option, exercisable at the discretion of Canopy Growth, to acquire all of the issued and outstanding Class D subordinate voting shares (the “Floating Shares”) at the time that Canopy Growth acquires the Fixed Shares, for cash or Canopy Growth shares, as Canopy Growth may determine, at a price per Floating Share based upon the 30-day volume-weighted average trading price of the Floating Shares on the CSE relative to the trading price of the Canopy Growth shares at the time of the occurrence or waiver of the Triggering Event, subject to a minimum price of US$6.41 per Floating Share.

For more information about the Amended Arrangement please see the Acreage proxy statement and management information circular dated August 17, 2020 (the “Circular”) and the respective information circulars of each of Acreage and Canopy Growth dated May 17, 2019, which are available on Acreage’s and Canopy Growth’s respective profiles on SEDAR at www.sedar.com and filed with the SEC on the EDGAR website at www.sec.gov. For additional information regarding Canopy Growth, please see Canopy Growth’s profile on SEDAR at www.sedar.com.

*NON-GAAP MEASURES, RECONCILIATION AND DISCUSSION (UNAUDITED)
This release contains tables that reconcile our results of operations reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”) to adjusted results that exclude the impact of certain items identified as affecting comparability (non-GAAP). We use EBITDA, adjusted EBITDA, adjusted net loss attributable to Acreage, same store sales trends, among other measures, to evaluate our actual operating performance and for planning and forecasting future periods. We believe the adjusted results presented provide relevant and useful information for investors because they clarify our actual operating performance, make it easier to compare our results with those of other companies and allow investors to review performance in the same way as our management. Since these measures are not calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, our reported results as indicators of our performance, and they may not be comparable to similarly named measures from other companies. The tables below reconcile our results of operations in accordance with GAAP to the adjusted results mentioned above:

Reconciliation of GAAP to Non-GAAP Measures
US$ (thousands, except per share amounts)	Q4'20	Q4'19	FY'20	FY'19
Net loss (GAAP)	$(45,484)	$(65,589)	$(360,118)	$(195,162)
Income tax expense (benefit)	4,393	(1,136)	$(17,240)	4,989
Interest expense (income), net	3,136	(209)	$9,158	(2,784)
Depreciation and amortization	1,282	2,280	$6,170	7,593
EBITDA (non-GAAP)*	$(36,673)	$(64,654)	$(362,030)	$(185,364)
Adjusting items:
(Income) loss from investments, net	(292)	1,249	(98)	480
Loss on impairment of intangible assets	248	13,463	188,023	13,463
Loss on notes receivable	—	—	8,161	—
Write down of assets held-for-sale	—	—	11,003	—
Loss on legal settlements	405	—	14,555	—
Equity-based compensation expense - Plan	24,236	14,718	57,624	62,946
Equity-based compensation expense - Plan (Plan of Arrangement Awards)	2,460	11,971	17,139	23,056
Equity-based compensation expense - other	—	3,005	17,301	11,536
Transaction costs	—	—	3,114	7,580
Other non-recurring expenses	6,094	1,968	15,701	11,148
Adjusted EBITDA (non-GAAP)*	$(3,522)	$(18,280)	$(29,507)	$(55,155)

Due to the Company's transition from IFRS to U.S. GAAP, certain expenses related to leased assets formerly classified as depreciation and interest expense are now included in EBITDA as a general and administrative expense. The Company's lease expenses associated with non-finance leases was $2,148 and $6,465 in Q4'19 and FY'19, respectively.

Reconciliation of GAAP to Non-GAAP Measures
US$ (thousands, except per share amounts)	Q4'20	Q4'19	FY'20	FY'19
Net loss attributable to Acreage Holdings, Inc. (GAAP)	$(36,895)	$(50,631)	$(286,588)	$(150,268)
Net loss per share attributable to Acreage Holdings, Inc. (GAAP)	$(0.35)	$(0.56)	$(2.87)	$(1.74)
Adjusting items:(1)
(Income) loss from investments, net	$(241)	$969	$(79)	$367
Loss on impairment of intangible assets	205	10,446	151,058	10,307
Loss on notes receivable	—	—	6,557	—
Write down of assets held-for-sale	—	—	8,840	—
Loss from legal settlements	334	—	11,693	—
Equity-based compensation expense - Plan	19,999	11,420	46,295	48,191
Equity-based compensation expense - Plan (Plan of Arrangement Awards)	2,030	9,288	13,769	17,652
Equity-based compensation expense - other	—	2,332	13,900	8,832
Transaction costs	—	—	2,502	5,803
Other non-recurring expenses	5,029	1,527	12,614	8,535
Tax impact of adjustments above	322	(2,917)	(30,674)	(2,736)
Total adjustments	$27,678	$33,065	$236,475	$96,951
Adjusted net loss attributable to Acreage Holdings, Inc. (non-GAAP)*	$(9,217)	$(17,566)	$(50,113)	$(53,317)
Adjusted net loss per share attributable to Acreage Holdings, Inc. (non-GAAP)*	$(0.09)	$(0.19)	$(0.50)	$(0.62)
Weighted average shares outstanding - basic and diluted	104,955	90,245	99,980	86,185
Weighted average NCI ownership %	17.48%	22.41%	19.66%	23.44%
(1) Adjusting items have been reduced by the respective non-controlling interest percentage for the period.

MANAGED ENTITIES SELECTED FINANCIAL RESULTS
This release contains tables that display the results of entities which we have management or consulting agreements with, whom we earn a management fee from. These figures are not included within our consolidated results.

Managed Entity Net Sales
US$ (thousands)		Q4'20	Q4'19	FY'20	FY'19
	New England	$5,116	$4,547	$22,076	$17,300
	Mid-Atlantic**	—	2,837	7,515	8,315
	Midwest	9,007	3,213	27,409	8,565
	West	1,615	532	5,831	2,155
Revenue from Entities under Management or Consulting Agreements		$15,738	$11,129	$62,831	$36,335

Managed Entity EBITDA
US$ (thousands)		Q4'20	Q4'19	FY'20	FY'19
	New England	$3,214	$1,381	$7,079	$6,824
	Mid-Atlantic**	—	1,082	(165)	2,804
	Midwest	2,449	(268)	6,077	(2,306)
	West	354	301	(13)	3,409
EBITDA from Entities under Management or Consulting Agreements		$6,017	$2,496	$12,978	$10,731
** Following the acquisition of Compassionate Care Foundation, Inc. on June 26, 2020, figures for the Mid-Atlantic region are reported in consolidated results. New England - Maine and New Hampshire; Mid-Atlantic - New Jersey; Midwest - Illinois, Michigan, Ohio and Oklahoma; West - California.
FORWARD LOOKING STATEMENTS

This news release and each of the documents referred to herein contains “forward-looking information” and “forward-looking statements” within the meaning of applicable Canadian and United States securities legislation, respectively. All statements, other than statements of historical fact, included herein are forward-looking information, including, for greater certainty, statements regarding the Amended Arrangement, including the likelihood of completion thereof, the occurrence or waiver of the Triggering Event, the satisfaction or waiver of the closing conditions set out in the Arrangement Agreement and other statements with respect to the proposed transactions with Canopy Growth. Often, but not always, forward-looking statements and information can be identified by the use of words such as “plans”, “expects” or “does not expect”, “is expected”, “estimates”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved.

Forward-looking statements or information involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Acreage or its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements or information contained in this news release. Risks, uncertainties and other factors involved with forward-looking information could cause actual events, results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking information, including, but not limited to financing and liquidity risks, and the risks disclosed in the Circular, Acreage’s management information circular dated May 17, 2019 filed on May 23, 2019, Acreage’s annual report on Form 10-K for the year ended December 31, 2019 dated May 29, 2020 and the amendment thereto on Form 10-K/A dated August 14, 2020, and Acreage’s other public filings, in each case filed with the SEC on the EDGAR website at www.sec.gov and with Canadian securities regulators and available on the issuer profile of Acreage on SEDAR at www.sedar.com. Although Acreage has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.

Although Acreage believes that the assumptions and factors used in preparing the forward-looking information or forward-looking statements in this news release are reasonable, undue reliance should not be placed on such information and no assurance can be given that such events will occur in the disclosed time frames or at all. The forward-looking information and forward-looking statements included in this news release are made as of the date of this news release and Acreage does not undertake any obligation to publicly update such forward-looking information or forward-looking statements to reflect new information, subsequent events or otherwise unless required by applicable securities laws.

Neither the Canadian Securities Exchange nor its Regulation Service Provider has reviewed and does not accept responsibility for the adequacy or accuracy of the content of this news release.

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Media Contact:	Investor Contact:
Patricia Rosi	Steve West
Vice President, Marketing	Vice President, Investor Relations
patricia.rosi@acreageholdings.com	investors@acreageholdings.com
917-893-5300	917-893-5300